Brilliant Earth Reports Strong Q2 Exceeding High End of Net Sales and Profitability Guidance; Announces One-Time Dividend and Distribution
Delivered Y/Y Net Sales Growth of 3.3%
Drove 18% Y/Y Growth in Total Orders
Raises Annual Net Sales Guidance
Announces $0.25 per Share One-Time Dividend and Distribution

SAN FRANCISCO, Calif. – August 7, 2025 (GLOBE NEWSWIRE) – Brilliant Earth Group, Inc. (“Brilliant Earth” or the “Company”) (Nasdaq: BRLT), an innovative, global leader in ethically sourced fine jewelry, today announced financial results for the three and six months ended June 30, 2025.
Second Quarter 2025 Highlights (quarterly period ended June 30, 2025):
•Delivered Second Quarter Net Sales of $108.9 million, a 3% year-over-year growth, exceeding the Company's guidance range
◦Total orders grew year-over-year by 18%
◦Achieved high-single-digit year-over-year unit growth in both engagement rings and wedding and anniversary bands
◦Drove 38% year-over-year fine jewelry bookings growth in Q2
•Achieved Gross Margin of 58.3% in the second quarter, consistent with the Company's medium-term target
•Drove Q2 profitability that exceeded the Company's Adjusted EBITDA guidance range:
◦GAAP Net loss was $1.1 million for the second quarter 2025; and
◦Adjusted EBITDA was $3.2 million for the second quarter 2025
•Expanded retail showroom portfolio to 42 with the opening of the Company's second Atlanta metro area location in Alpharetta
•Ended the quarter with $98.8 million in net cash, representing 5% growth year-over-year
•Paid off outstanding term loan balance of $34.8M as of August 4th leaving the Company with zero debt

Dividend and Distribution

The Company also announced today that its Board of Directors has declared a one-time cash dividend and distribution of $0.25 per share to holders of its Class A Common Stock and holders of common units of Brilliant Earth, LLC, respectively. The distribution from Brilliant Earth, LLC will total approximately $25.3 million, of which a pro rata portion will be used by the Company to fund the dividend. Payment of the dividend will be made on September 8, 2025 to holders of record of the Company’s Class A Common Stock as of the close of business on August 22, 2025.

Payoff of Debt Facility

The Company has also paid off the remaining $34.8M of its term loan and terminated its debt facility as of August 4, 2025.

"We're thrilled with our second quarter results where we outperformed the industry, gaining share and validating our ongoing long-term strategic vision of building the premier jewelry brand for today’s consumer. This quarter represents our strongest year-over-year topline growth in a year and a half, significantly exceeding both Net Sales and Adjusted EBITDA expectations and our guidance," said Beth Gerstein, Co-Founder and Chief Executive Officer of Brilliant Earth. "We drove high-single digit year-over-year growth in both engagement rings and wedding and anniversary bands units, grew fine jewelry bookings 38% year-over-year, accelerated brand momentum with cultural icons like Beyoncé, and drove impressive marketing leverage. While the macro environment, including recently announced tariffs, continues to evolve, we believe we are well-positioned to navigate these changes with our geographically diversified supply chain and data-driven business model. Our announcement of a one-time dividend and distribution reflects our commitment to providing shareholder returns, our strong balance sheet, and our ability to continue generating cash while also investing in our strategic, long-term growth initiatives."

Second Quarter Results

	Q2 2025	Q2 2024	% Change*
Total Orders	52,535	44,404	18.3%
AOV	$2,074	$2,374	(12.6)%
($ in millions, except per share amounts)
Net Sales	$108.9	$105.4	3.3%
Gross Profit	$63.5	$64.1	(0.9)%
Gross Margin	58.3%	60.8%	(250)bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(0.2)	$0.2	(200.0)%
Net (loss) income, as reported	$(1.1)	$1.4	(180.9)%
Net (loss) income margin	(1.0)%	1.3%	(230)bps
Adjusted net income (3)	$1.1	$3.2	(65.6)%
GAAP Diluted EPS (2)	$(0.01)	$0.01	(200.0)%
Adjusted Diluted EPS (3)	$0.01	$0.03	(66.7)%
Adjusted EBITDA (3)	$3.2	$5.5	(41.9)%
Adjusted EBITDA margin (3)	2.9%	5.2%	(230)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the three months ended June 30, 2025 and 2024.
(2)    Represents GAAP Diluted EPS during the three months ended June 30, 2025 and 2024.
(3)    Adjusted net (loss) income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

Six Month Results

	YTD June 2025	YTD June 2024	% Change*
Total Orders	98,070	84,929	15.5%
AOV	$2,068	$2,387	(13.4)%
($ in millions, except per share amounts)
Net Sales	$202.8	$202.8	—%
Gross Profit	$118.5	$122.4	(3.2)%
Gross Margin	58.4%	60.4%	(200)bps
Net (loss) income allocable to Brilliant Earth Group, Inc. (1)	$(0.6)	$0.3	(300.0)%
Net (loss) income, as reported	$(4.4)	$2.4	(279.4)%
Net (loss) income margin	(2.2)%	1.2%	(340)bps
Adjusted net income (3)	$0.7	$6.1	(88.5)%
GAAP Diluted EPS (2)	$(0.04)	$0.02	(300.0)%
Adjusted Diluted EPS (3)	$0.01	$0.06	(83.3)%
Adjusted EBITDA (3)	$4.3	$10.6	(59.7)%
Adjusted EBITDA margin (3)	2.1%	5.2%	(310)bps
*Percentage changes may not recalculate due to rounding
(1)    Represents net (loss) income allocable to Brilliant Earth Group, Inc. during the six months ended June 30, 2025 and 2024.
(2)    Represents GAAP Diluted EPS during the six months ended June 30, 2025 and 2024.
(3)    Adjusted net (loss) income, Adjusted Diluted EPS, Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. See "Disclosure Regarding Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures.

2025 Outlook

Third Quarter

Net Sales	+8% to 10% Year-Over-Year
Adjusted EBITDA	$3M to $4.5M
Full Year

Net Sales	+2.5% to 4% Year-Over-Year
Adjusted EBITDA	3% to 4% Margin
Outlook reflects metal prices and tariffs as of August 5, 2025, and does not reflect the impacts, if any, from subsequent tariff announcements, metal price fluctuations, or related changes to the consumer environment.

Webcast and Conference Call Information-update links
Brilliant Earth will host a conference call and webcast to discuss second quarter 2025 results and business outlook today, August 7, 2025, at 8:30 a.m. ET/5:30 a.m. PT. The webcast and accompanying slide presentation can be accessed at https://investors.brilliantearth.com. The conference call can be accessed by using the following link: https://register-conf.media-server.com/register/BI341f45c2342c4f27b1b4ef00dc8bc345. After registering, an email will be sent including dial-in details and a unique conference call pin required to join the live call. A replay of the webcast will remain available on the website after the live webcast concludes.

About Brilliant Earth
Brilliant Earth is an industry-disrupting global leader in ethically sourced fine jewelry. The Company's mission since its founding in 2005 has been to create a more transparent, sustainable, and compassionate jewelry industry. With a premium brand, curated proprietary product assortment, seamless omnichannel shopping experience, and asset-light, data driven business model, Brilliant Earth is transforming the jewelry industry. 2024 full year Net Sales were $422 million and the Company has reported positive Adjusted EBITDA for 16 consecutive quarters since going public in 2021. Headquartered in San Francisco, CA and Denver, CO, Brilliant Earth has 42 showrooms and counting across the United States and has served customers in over 50 countries worldwide.

Disclosure Regarding Non-GAAP Financial Measures and Key Metrics

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company has included certain non-GAAP financial measures in this release, including Adjusted EBITDA, Adjusted Net (loss) income, Adjusted Diluted EPS and Adjusted EBITDA margin. These non-GAAP financial measures provide users of our financial information with useful information in evaluating our operating performance and exclude certain items from net income that may vary substantially in frequency and magnitude from period to period.

We define EBITDA as net (loss) income before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as net (loss) income excluding interest expense, income taxes, depreciation expense, amortization of cloud-based software implementation costs, showroom pre-opening expense, equity-based compensation expense, certain non-operating expenses and income, and other unusual and/or infrequent costs, which that we do not consider in our evaluation of ongoing performance of our core operations. We define Adjusted EBITDA margin as Adjusted EBITDA calculated as a percentage of net sales. We believe that Adjusted EBITDA and Adjusted EBITDA margin, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

We define Adjusted Net (loss) income as net (loss) income adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of our core operations. These items include showroom pre-opening expense, equity-based compensation expense, costs to fund the Brilliant Earth Foundation and transaction costs and other expenses. We define Adjusted Diluted Earnings Per Share as Adjusted Net (loss) income, divided by the diluted weighted average shares of common stock outstanding. The diluted weighted average shares of common stock outstanding is derived from the historical diluted weighted average shares of common stock assuming such shares were outstanding for the entirety of the period presented. We believe Adjusted Net (loss) income and Adjusted Diluted Earnings Per Share, which eliminate the impact of certain expenses that we do not believe reflect our underlying business performance, provide useful information to investors to assess the performance of our business.

Please refer to “GAAP to Non-GAAP Reconciliations” located in the financial supplement in this release for a reconciliation of GAAP to non-GAAP financial information.

This release includes forward-looking guidance for certain non-GAAP financial measures, including Adjusted EBITDA. These measures will differ from net (loss) income, determined in accordance with GAAP, in ways similar to those described in the reconciliations at the end of this release. We are not able to provide, without unreasonable effort, guidance for net income, determined in accordance with GAAP, or a reconciliation of guidance for Adjusted EBITDA to the most directly comparable GAAP measure because the Company is not able to predict with reasonable certainty the amount or nature of all items that will be included in net income.

This press release also contains certain key business metrics which are used to evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. We define net cash as cash and cash equivalents less the total principal balance of our outstanding debt. We define Bookings for each period as the dollar value of confirmed orders as of the date of order placement. We believe Bookings, which represent a measure of gross sales and potential future Net Sales, provide useful information to investors to assess the performance of our business. We define total orders as the total number of customer orders delivered less total orders returned in a given period (excluding those repair, resize, and other orders which have no revenue). We view total orders as a key indicator of the velocity of our business and an indication of the desirability of our products to our customers. Total orders, together with AOV, is an indicator of the net sales we expect to recognize in a given period. Total orders may fluctuate based on the number of visitors to our website and showrooms, and our ability to convert these visitors to customers. We believe that total orders is a measure that is useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. We define average order value, or AOV, as net sales in a given period divided by total orders in that period. We define average selling price, or ASP, as the total retail sales price of products sold in a given period divided by the total number of product units sold during that same period. We believe that AOV and ASP are measures that are useful to investors and management in understanding our ongoing operations and in an analysis of ongoing operating trends. AOV varies depending on the product type and number of items per order. AOV and ASP may also fluctuate as we expand into and increase our presence in additional product types and price points, and open additional showrooms.

Dividend Policy

Any future determination as to the declaration and payment of dividends, if any, will be at the discretion of the Company’s Board of Directors, subject to the requirements of applicable law, compliance with contractual restrictions, and covenants in the agreements governing our current and future indebtedness. Any such determination will also depend upon our business prospects, results of operations, financial condition, cash requirements and availability, industry trends, and other factors that our Board of Directors may deem relevant.

Forward-Looking Statements

This Press Release contains forward-looking statements. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this press release may be forward-looking statements. Statements regarding our future results of operations and financial position, our plans to pay a cash dividend, and statements about the future declarations of dividends, are forward-looking statements. In some cases, you can identify forward-looking statements by terms, such as "ahead," “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “evolve,” “expect,” "future," “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “strategy,” “target,” “will,” or “would,” or the negative of these terms or other similar expressions. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. You should not rely upon forward-looking statements as predictions of future events. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, but not limited to: fluctuations in the pricing and supply of diamonds, other gemstones, and precious metals, particularly responsibly sourced natural and lab-grown diamonds and repurposed precious metals such as gold; an overall decline in the health of the economy and other factors impacting consumer spending, such as recessionary or inflationary conditions, governmental instability, the impact of any changes in trade policy, including the imposition of new or increased tariffs on goods imported into the United States and any resulting retaliatory trade actions by other governments, war and fears of war, and natural disasters; if we fail to cost-effectively turn existing customers into repeat customers or acquire new customers; our rapid growth in recent years and limited operating experience at our current scale of operations; our ability to manage growth effectively; increased lead times, supply shortages, and supply changes; our expansion plans in the United States; our ability to compete in the fine jewelry retail industry; our ability to maintain and enhance our brand and to engage or expand our base of customers; our ability to effectively develop and expand our sales and marketing capabilities and increase our customer base and achieve broader market acceptance of our e-commerce and omnichannel approach to shopping for fine jewelry; our profitability and cash flow being negatively affected if we are not successful in managing our inventory balances and inventory shrinkage; a decline in sales of Design Your Own rings; our heavy reliance on our information technology systems, as well as those of our third-party vendors and service providers, for our business to effectively operate and to safeguard confidential information and risks related to any significant failure, inadequacy or interruption of these systems, security breaches or loss of data; the impact of environmental, social, and governance matters on our business and reputation; our ability to manage risks related to our e-commerce and omnichannel business; our ability to effectively anticipate and respond to changes in consumer preferences and shopping patterns; and introduce new products and programs that appeal to new or existing customers; our dependence on distributions from Brilliant Earth, LLC, our principal asset, to pay our taxes and expenses, including payments under the Tax Receivable Agreement; risks related to our obligations to make substantial cash payments under the Tax Receivable Agreement and risks related to our organizational structure; and the other risks, uncertainties and the factors described in the section titled “Risk Factors” in our Annual Report on Form10-K for the year ended December 31, 2024, which was filed with the SEC on March 13, 2025 and is available at www.sec.gov. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this press release. Except as required by applicable law, we undertake no obligation to update or revise any forward-looking statements contained in this press release, whether as a result of any new information, future events or otherwise.

Contacts:

Investors:
Colin Bourland
investorrelations@brilliantearth.com

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net sales	$108,936	$105,426	$202,820	$202,763
Cost of sales	45,432	41,349	84,274	80,380
Gross profit	63,504	64,077	118,546	122,383
Operating expenses:
Marketing and advertising	26,271	27,346	49,233	50,442
General and administrative	38,446	35,599	74,049	69,932
Total operating expenses	64,717	62,945	123,282	120,374
(Loss) income from operations	(1,213)	1,132	(4,736)	2,009
Interest expense	(895)	(1,293)	(2,010)	(2,507)
Other income, net	1,138	1,474	2,378	2,951
(Loss) income before tax	(970)	1,313	(4,368)	2,453
Income tax (expense) benefit	(143)	62	(12)	(11)
Net (loss) income	(1,113)	1,375	(4,380)	2,442
Net (loss) income allocable to non-controlling interest	(947)	1,190	(3,748)	2,118
Net (loss) income allocable to Brilliant Earth Group, Inc.	$(166)	$185	$(632)	$324

Earnings per share:
Basic	$(0.01)	$0.01	$(0.04)	$0.03
Diluted	$(0.01)	$0.01	$(0.04)	$0.02
Weighted average shares of common stock outstanding:
Basic	14,552,477	13,182,880	14,333,268	12,959,447
Diluted	14,552,477	98,228,854	14,333,268	98,036,916

BRILLIANT EARTH GROUP, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$133,615	$161,925
Restricted cash	219	216
Inventories, net	47,348	38,292
Prepaid expenses and other current assets	10,045	10,980
Total current assets	191,227	211,413
Property and equipment, net	20,532	21,626
Deferred tax assets	9,625	9,636
Operating lease right of use assets	35,508	35,222
Other assets	3,983	3,348
Total assets	$260,875	$281,245

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$20,754	$15,733
Accrued expenses and other current liabilities	28,920	31,714
Deferred revenue	24,123	18,926
Current portion of operating lease liabilities	6,965	6,108
Current portion of long-term debt	34,489	5,688
Total current liabilities	115,251	78,169

Long-term debt, net of debt issuance costs	—	50,010
Operating lease liabilities	35,205	35,856
Payable pursuant to the Tax Receivable Agreement	7,737	7,828
Total liabilities	158,193	171,863

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Class A common stock, $0.0001 par value, 1,200,000,000 shares authorized; 15,370,958 shares issued and 14,854,393 shares outstanding at June 30, 2025; 14,125,925 shares issued and 13,843,944 shares outstanding at December 31, 2024	1	1
Class B common stock, $0.0001 par value, 150,000,000 shares authorized; 35,843,115 and 35,820,912 shares outstanding at June 30, 2025 and December 31, 2024, respectively	4	4
Class C common stock, $0.0001 par value, 150,000,000 shares authorized; 49,119,976 shares outstanding at June 30, 2025 and December 31, 2024, respectively	5	5
Class D common stock, $0.0001 par value, 150,000,000 shares authorized; none issued and outstanding at June 30, 2025 and December 31, 2024, respectively	—	—
Additional paid-in capital	12,113	11,169
Treasury stock, at cost; 516,565 and 281,981 shares at June 30, 2025 and December 31, 2024, respectively	(998)	(638)
Retained earnings	4,156	4,788
Stockholders' equity attributable to Brilliant Earth Group, Inc.	15,281	15,329
Non-controlling interests attributable to Brilliant Earth, LLC	87,401	94,053
Total stockholders' equity	102,682	109,382
Total liabilities and stockholders' equity	$260,875	$281,245

GAAP to Non-GAAP Reconciliations
(Unaudited and dollars in thousands, except per share amounts)

ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income	$(1,113)	$1,375	$(4,380)	$2,442
Interest expense	895	1,293	2,010	2,507
Income tax expense (benefit)	143	(62)	12	11
Depreciation expense	1,544	1,302	3,032	2,505
Amortization of cloud-based software implementation costs	204	213	366	418
Showroom pre-opening expense	319	409	901	622
Equity-based compensation expense	2,328	2,425	4,697	5,012
Other income, net (1)	(1,138)	(1,474)	(2,378)	(2,951)
Adjusted EBITDA	$3,182	$5,481	$4,260	$10,566
Net (loss) income margin	(1.0)%	1.3%	(2.2)%	1.2%
Adjusted EBITDA margin	2.9%	5.2%	2.1%	5.2%
(1)Other income, net consists primarily of interest and other miscellaneous income, partially offset by expenses such as losses on exchange rates on consumer payments.

ADJUSTED NET (LOSS) INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net (loss) income attributable to Brilliant Earth Group, Inc., as reported (1)	$(166)	$185	$(632)	$324
Net (loss) income impact from assumed redemption of all LLC Units to common stock (2)	(947)	1,190	(3,748)	2,118
Net (loss) income, as reported	(1,113)	1,375	(4,380)	2,442
Income tax benefit (expense) associated with conversion (3)	241	(304)	953	(541)
Tax effected net (loss) income after assumed conversion	(872)	1,071	(3,427)	1,901
Equity-based compensation expense	2,328	2,425	4,697	5,012
Showroom pre-opening expense	319	409	901	622
Tax impact of adjustments	(673)	(723)	(1,424)	(1,438)
Adjusted Net Income	$1,102	$3,182	$747	$6,097
Diluted weighted average of common stock assumed outstanding	14,552,477	98,228,854	14,333,268	98,036,916
Adjustments:
Vested LLC Units that are exchangeable for common stock(4)	84,961,455	—	84,954,564	—
Unvested LLC Units that are exchangeable for common stock(4)	—	—	2,859	—
RSUs	144,216	—	123,922	—
Adjusted diluted weighted average of common stock assumed outstanding	99,658,148	98,228,854	99,414,613	98,036,916

Diluted earnings per share:
As reported	$(0.01)	$0.01	$(0.04)	$0.02
As adjusted	$0.01	$0.03	$0.01	$0.06
(1)Represents net (loss) income allocable to Brilliant Earth Group, Inc. for the three and six months ended June 30, 2025 and 2024 .
(2)It is assumed that we will elect to issue common stock upon redemption of LLC Units rather than cash settle.
(3)Brilliant Earth Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Brilliant Earth, LLC. Acquisition of LLC units by Brilliant Earth Group, Inc. causes all of the taxable income currently recognized by the members of Brilliant Earth, LLC to become taxable to the Company.
(4)Assumes the exchange of all outstanding LLC units for shares of common stock, resulting in the elimination of the non-controlling interest and recognition of the net (loss) income attributable to non-controlling interest.